Exhibit 99.1

Contacts:
PR/Media Inquiries: Sarah Comstock Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC ICR Healthcare
+1-801-432-2864	+1-443-213-0509
sarah.comstock@merit.com	mike.piccinino@icrhealthcare.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS FIRST QUARTER 2025 RESULTS AND UPDATES FULL-YEAR GUIDANCE

First Quarter Highlights†

●	Reported revenue of $355.4 million, up 9.8%
●	Constant currency revenue* and constant currency revenue, organic* up 10.9% and up 6.0%, respectively
●	GAAP operating margin of 11.5%, compared to 11.1% in prior year period
●	Non-GAAP operating margin* of 19.3%, compared to 17.0% in prior year period
●	GAAP EPS $0.49, up 2.0%
●	Non-GAAP EPS* $0.86, up 14.8%
●	Free cash flow* generation of $19.5 million, down 20.5%

† Comparisons above are calculated for the current quarter compared with the first quarter of 2024, unless otherwise specified. Amounts stated in this release are rounded, while percentages are calculated from the underlying amounts.

* Constant currency revenue; constant currency revenue, organic; non-GAAP gross profit and margin; non-GAAP operating income and margin; non-GAAP net income; non-GAAP EPS; and free cash flow figures (used here and below) are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, April 24, 2025 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced revenue of $355.4 million for the quarter ended March 31, 2025, an increase of 9.8% compared to the quarter ended March 31, 2024. Constant currency revenue for the first quarter of 2025 increased 10.9% compared to the prior year period and constant currency revenue, organic, for the first quarter of 2025 increased 6.0% compared to the prior year period.

“We delivered better-than-expected financial performance in the first quarter, with our constant currency revenue, organic, our constant currency total revenue and our non-GAAP EPS exceeding the high-end of our expectations,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We also delivered impressive year-over-year improvements in our non-GAAP operating margin and our non-GAAP earnings per share, which increased 229 basis points and 15%, respectively, year-over-year.”

Mr. Lampropoulos continued: “We have reaffirmed our 2025 total revenue guidance, which reflects continued confidence in our team’s ability to deliver strong execution and stable constant currency growth this year. We have updated our 2025 non-GAAP earnings per share guidance to reflect our stronger-than-expected first quarter results, offset by the currently projected impact of recently implemented trade policies and related actions by the U.S. and other countries.”

Merit’s revenue by operating segment and product category for the three-month periods ended March 31, 2025 and 2024 was as follows (unaudited; in thousands, except for percentages):

	Three Months Ended
	Reported				Constant Currency*
	March 31,			Impact of foreign	March 31,
	2025	2024(1)	% Change	exchange	2025	% Change
Cardiovascular
Peripheral Intervention	$137,279	$130,066	5.5%	$1,665	$138,944	6.8%
Cardiac Intervention	99,741	90,176	10.6%	1,233	100,974	12.0%
Custom Procedural Solutions	47,942	48,523	(1.2)%	412	48,354	(0.3)%
OEM	53,751	44,609	20.5%	71	53,822	20.7%
Total	338,713	313,374	8.1%	3,381	342,094	9.2%

Endoscopy
Endoscopy Devices	16,638	10,134	64.2%	24	16,662	64.4%

Total	$355,351	$323,508	9.8%	$3,405	$358,756	10.9%

(1)	Commencing January 1, 2025, we reorganized our sales teams and product categories to include the sale of our spine devices under our OEM product categories. Revenue figures for 2024 have been recast to reflect the realignment of Merit’s portfolio of spine products, representing approximately $5.3 million in revenue, within the OEM product category to provide comparability between the reported periods.

Merit’s GAAP gross margin for the first quarter of 2025 was 48.4%, compared to GAAP gross margin of 46.9% for the first quarter of 2024. Merit’s non-GAAP gross margin* for the first quarter of 2025 was 53.4%, compared to non-GAAP gross margin* of 50.9% for the first quarter of 2024.

Merit’s GAAP net income for the first quarter of 2025 was $30.1 million, or $0.49 per share, compared to GAAP net income of $28.2 million, or $0.48 per share, for the first quarter of 2024. Merit’s non-GAAP net income* for the first quarter of 2025 was $52.9 million, or $0.86 per share, compared to non-GAAP net income* of $44.1 million, or $0.75 per share, for the first quarter of 2024.

As of March 31, 2025, Merit had cash and cash equivalents of $395.5 million and total debt obligations of $747.5 million, compared to cash and cash equivalents of $376.7 million and total debt obligations of $747.5 million as of December 31, 2024. Merit had available borrowing capacity of approximately $697 million as of March 31, 2025.

Fiscal Year 2025 Financial Guidance

Based upon the information currently available to Merit’s management, for the year ending December 31, 2025, absent the potential impact of trade policies and related actions implemented by the U.S. and other countries subsequent to today’s date, material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit anticipates the following financial results:

Revenue and Earnings Guidance*

	Updated Guidance		Prior Guidance(2)
Financial Measure	Year Ending	% Change	Year Ending	% Change
	December 31, 2025	Y/Y	December 31, 2025	Y/Y

Net Sales	$1.470 - $1.490 billion	8% - 10%	$1.470 - $1.490 billion	8% - 10%
Cardiovascular Segment	$1.397 - $1.415 billion	7% - 9%	$1.395 - $1.413 billion	7% - 9%
Endoscopy Segment	$73.0 - $75.0 million	34% - 37%	$74.6 - $76.7 million	36% - 40%

Non-GAAP
Earnings Per Share(1)	$3.29 - $3.42	(5%) - (1%)	$3.58 - $3.70	4% - 7%

*Percentage figures approximated; dollar figures may not foot due to rounding

(1) Merit’s non-GAAP earnings per share reflect the dilutive impact of its 3.00% Convertible Senior Notes due 2029 (the “Convertible Notes”) calculated using the if-converted method of approximately $0.05 for the year ending December 31, 2025. Any offsetting impacts of the capped call associated with the Convertible Notes are not considered

(2) “Prior Guidance” reflects Merit’s full-year 2025 financial guidance, previously introduced on February 25, 2025.

2025 Net Sales Guidance - % Change from Prior Year (Constant Currency) Reconciliation*

	Updated Guidance		Prior Guidance(1)
	Low	High	Low	High
2025 Net Sales Guidance - % Change from Prior Year (GAAP)	8.4%	9.8%	8.4%	9.8%
Estimated impact of foreign currency exchange rate fluctuations	0.4%	0.4%	0.2%	0.2%
2025 Net Sales Guidance - % Change from Prior Year (Constant Currency)	8.7%	10.2%	8.6%	10.1%

*Percentage figures approximated and may not foot due to rounding

(1)“Prior Guidance” reflects Merit’s full-year 2025 financial guidance, previously introduced on February 25, 2025.

Merit does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures (other than revenue) because Merit is unable to predict with reasonable certainty the financial impact of various items which could impact Merit’s future financial results, such as expenses attributable to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, Merit is unable to address the significance of the unavailable information, which could be material to future results. Specifically, Merit is not, without unreasonable effort, able to reliably predict the impact of these items and Merit believes inclusion of a reconciliation of these forward-looking non-GAAP measures to their GAAP counterparts could be confusing to investors or cause undue reliance.

Merit’s financial guidance for the year ending December 31, 2025 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”). This guidance is based on information and estimates available to Merit as of April 24, 2025. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results will likely vary, and could vary materially, from past results and those anticipated, estimated or projected.

CONFERENCE CALL

Merit will hold its investor conference call today, Thursday, April 24, 2025, at 5:00 p.m., Eastern Time. To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,
	2025	December 31,
	(Unaudited)	2024
ASSETS
Current Assets
Cash and cash equivalents	$395,529	$376,715
Trade receivables, net	199,550	190,243
Other receivables	17,116	16,588
Inventories	317,936	306,063
Prepaid expenses and other assets	25,007	28,544
Prepaid income taxes	3,417	3,286
Income tax refund receivables	80	2,335
Total current assets	958,635	923,774

Property and equipment, net	390,324	386,165
Intangible assets, net	478,976	498,265
Goodwill	464,360	463,511
Deferred income tax assets	16,100	16,044
Operating lease right-of-use assets	87,722	65,508
Other assets	71,856	65,336
Total Assets	$2,467,973	$2,418,603

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$63,759	$68,502
Accrued expenses	118,679	134,077
Current operating lease liabilities	9,435	10,331
Income taxes payable	4,950	3,492
Total current liabilities	196,823	216,402

Long-term debt	730,673	729,551
Deferred income tax liabilities	247	240
Liabilities related to unrecognized tax benefits	2,118	2,118
Deferred compensation payable	18,617	19,197
Deferred credits	1,476	1,502
Long-term operating lease liabilities	77,549	54,783
Other long-term obligations	12,047	15,451
Total liabilities	1,039,550	1,039,244

Stockholders' Equity
Common stock	718,111	703,219
Retained earnings	725,688	695,541
Accumulated other comprehensive loss	(15,376)	(19,401)
Total stockholders' equity	1,428,423	1,379,359
Total Liabilities and Stockholders' Equity	$2,467,973	$2,418,603

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Net sales	$355,351	$323,508
Cost of sales	183,331	171,793
Gross profit	172,020	151,715

Operating expenses:
Selling, general and administrative	107,486	94,428
Research and development	22,478	21,482
Contingent consideration expense (benefit)	1,023	(117)
Total operating expenses	130,987	115,793

Income from operations	41,033	35,922

Other income (expense):
Interest income	3,790	7,276
Interest expense	(6,568)	(8,046)
Other expense — net	(297)	(804)
Total other expense — net	(3,075)	(1,574)

Income before income taxes	37,958	34,348

Income tax expense	7,811	6,108

Net income	$30,147	$28,240

Earnings per common share
Basic	$0.51	$0.49
Diluted	$0.49	$0.48

Weighted average shares outstanding
Basic	58,897	57,958
Diluted	61,278	58,567

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$30,147	$28,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,292	23,599
Write-off of certain intangible assets and other long-term assets	32	202
Amortization of right-of-use operating lease assets	2,984	3,122
Fair value adjustments related to contingent consideration liabilities	1,023	(117)
Stock-based compensation expense	9,078	5,234
Other adjustments	1,475	1,486
Changes in operating assets and liabilities, net of acquisitions	(33,459)	(25,550)
Total adjustments	10,425	7,976
Net cash, cash equivalents, and restricted cash provided by operating activities	40,572	36,216

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(21,061)	(11,682)
Cash paid for notes receivable and other investments	(7,117)	(6,508)
Cash paid in acquisitions, net of cash acquired	(1,000)	(3,000)
Other investing, net	(457)	(861)
Net cash, cash equivalents, and restricted cash used in investing activities	(29,635)	(22,051)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	13,152	7,730
Proceeds from (payments on) long-term debt	—	(24,063)
Contingent payments related to acquisitions	(52)	(78)
Payment of taxes related to an exchange of common stock	(6,145)	(1,592)
Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	6,955	(18,003)
Effect of exchange rates on cash	936	(1,319)
Net increase (decrease) in cash, cash equivalents and restricted cash	18,828	(5,157)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	378,767	589,144
End of period	$397,595	$583,987

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	395,529	581,921
Restricted cash reported in prepaid expenses and other current assets	2,066	2,066
Total cash, cash equivalents and restricted cash	$397,595	$583,987

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measures referenced in this release may provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross profit and margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP gross profit and margin, non-GAAP operating income and margin, non-GAAP net income, and non-GAAP earnings per share (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to their most directly comparable GAAP financial measures included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The constant currency revenue adjustment of $3.4 million to reported revenue for the three-month period ended March 31, 2025, was calculated using the applicable average foreign exchange rates for the three-month period ended March 31, 2024.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three-month period ended March 31, 2025, Merit’s constant currency revenue, organic, excludes revenues attributable to (i) the assets acquired from Cook Medical Holdings, LLC (“Cook Medical”) in November 2024 and (ii) the assets acquired from EndoGastric Solutions, Inc. (“EGS”) in July 2024.

Non-GAAP Gross Profit and Margin

Non-GAAP gross profit is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets. Non-GAAP gross margin is calculated by dividing non-GAAP gross profit by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three-month periods ended March 31, 2025 and 2024. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of $4.3 million and $3.1 million for the three-month periods ended March 31, 2025 and 2024, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended
	March 31, 2025
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$37,958	$(7,811)	$30,147	$0.49

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	17,606	(4,160)	13,446	0.22
Operating Expenses
Contingent consideration expense	1,023	9	1,032	0.02
Amortization of intangibles	2,394	(566)	1,828	0.03
Performance-based share-based compensation (b)	4,774	(586)	4,188	0.07
Acquisition-related	16	(4)	12	0.00
Medical Device Regulation expenses (c)	1,594	(377)	1,217	0.02
Other (d)	(21)	5	(16)	(0.00)
Other (Income) Expense
Amortization of long-term debt issuance costs	1,414	(334)	1,080	0.02

Non-GAAP net income	$66,758	$(13,824)	$52,934	$0.86

Diluted shares				61,278

	Three Months Ended
	March 31, 2024 (a)
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$34,348	$(6,108)	$28,240	$0.48

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,805	(3,028)	9,777	0.17
Operating Expenses
Contingent consideration benefit	(117)	47	(70)	(0.00)
Amortization of intangibles	1,764	(417)	1,347	0.02
Performance-based share-based compensation (b)	2,128	(294)	1,834	0.03
Acquisition-related	38	(9)	29	0.00
Medical Device Regulation expenses (c)	2,207	(521)	1,686	0.03
Other (d)	122	(30)	92	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	1,477	(348)	1,129	0.02

Non-GAAP net income	$54,772	$(10,708)	$44,064	$0.75

Diluted shares				58,567

Note: Certain per-share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited, in thousands except percentages)

	Three Months Ended		Three Months Ended
	March 31, 2025		March 31, 2024 (a)
	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$355,351		$323,508

GAAP Operating Income	41,033	11.5%	35,922	11.1%
Cost of Sales
Amortization of intangibles	17,606	5.0%	12,805	4.0%
Operating Expenses
Contingent consideration expense (benefit)	1,023	0.3%	(117)	(0.0)%
Amortization of intangibles	2,394	0.7%	1,764	0.5%
Performance-based share-based compensation (b)	4,774	1.3%	2,128	0.7%
Acquisition-related	16	0.0%	38	0.0%
Medical Device Regulation expenses (c)	1,594	0.4%	2,207	0.7%
Other (d)	(21)	(0.0)%	122	0.0%

Non-GAAP Operating Income	$68,419	19.3%	$54,869	17.0%

Note: Certain percentages may not sum to totals due to rounding.

(a)	Beginning in the second quarter of 2024, consulting expenses associated with initiatives conducted under Merit’s Foundations for Growth Program (“FFG Program”) have not been adjusted as part of its non-GAAP financial measures. As a result, Merit’s non-GAAP financial measures for prior periods have been recast for comparability. For the three-month period ended March 31, 2024, Merit’s non-GAAP financial measures have been updated to no longer adjust $1.0 million for consulting fees under its FFG Program and the related income tax effect.
(b)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
(c)	Represents incremental expenses incurred to comply with the E.U. Medical Device Regulation.
(d)	Represents costs to comply with Merit’s corporate integrity agreement with the U.S. Department of Justice (the “DOJ”).

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited, in thousands except percentages)

		Three Months Ended
		March 31,
	% Change	2025	2024
Reported Revenue	9.8%	$355,351	$323,508

Add: Impact of foreign exchange		3,405	—

Constant Currency Revenue (a)	10.9%	$358,756	$323,508

Less: Revenue from certain acquisitions		(15,789)	—

Constant Currency Revenue, Organic (a)	6.0%	$342,967	$323,508

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited, as a percentage of reported revenue)

	Three Months Ended
	March 31,
	2025	2024
Reported Gross Margin	48.4%	46.9%

Add back impact of:
Amortization of intangibles	5.0%	4.0%

Non-GAAP Gross Margin	53.4%	50.9%

Note: Certain percentages may not sum to totals due to rounding.

ABOUT MERIT

Founded in 1987, Merit is engaged in the development, manufacture, and distribution of proprietary medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves customers worldwide with a domestic and international sales force and clinical support team totaling more than 800 individuals. Merit employs approximately 7,300 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others:

●	statements proceeded or followed by, or that include the words, “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “projects,” “forecasts,” “potential,” “target,” “continue,” “upcoming,” “optimistic” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology;
●	statements that address Merit’s future operating performance or events or developments that Merit’s management expects or anticipates will occur, including, without limitation, any statements regarding Merit’s projected revenues, earnings or other financial measures, Merit’s plans and objectives for future operations, Merit’s proposed new products or services, the integration, development or commercialization of the business or any assets acquired from other parties, future economic conditions or performance, the implementation of, and results which may be achieved through, Merit’s Continued Growth Initiatives Program or other business optimization initiatives, and any statements of assumptions underlying any of the foregoing; and
●	statements regarding Merit’s past performance, efforts, or results about which inferences or assumptions may be made, including statements proceeded or followed by the words "preliminary," "initial," "potential," "possible," "diligence," "industry-leading," "compliant," "indications," or "early feedback" or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology.

The forward-looking statements contained in this release are based on Merit management’s current expectations and assumptions regarding future events or outcomes. If underlying expectations or assumptions prove inaccurate, or risks or uncertainties materialize, actual results will likely differ, and could differ materially, from Merit’s expectations reflected in any forward-looking statements. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Investors are cautioned not to unduly rely on any such forward-looking statements.

The following are some of the important risks and uncertainties that could cause Merit’s actual results to differ from Merit’s expectations in any forward-looking statements: risks and uncertainties regarding trade policies or related actions implemented by the U.S. or other countries, including existing, proposed or prospective tariffs, duties or other measures; inherent risks and uncertainties associated with Merit’s integration of businesses or assets acquired from third parties, including the businesses and assets acquired from Cook Medical in November 2024 and EGS in July 2024, and Merit’s ability to achieve the anticipated operating and financial results, product development and other anticipated benefits of such acquisitions; effects of the Convertible Notes on Merit’s net income and earnings per share performance; disruptions in Merit’s supply chain, manufacturing or sterilization processes; U.S. and global political, economic, competitive, reimbursement and regulatory conditions; reduced availability of, and price increases associated with, components and other raw materials; increases in transportation expenses; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; fluctuations in interest or foreign currency exchange rates and inflation; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; difficulties relating to development, testing and regulatory approval, clearance and maintenance of Merit’s products; the safety, efficacy and patient and physician adoption of Merit’s products; uncertainties regarding enrollment and outcomes of ongoing and future clinical trials and market studies relating to Merit’s products; modification or limitation of governmental or private insurance reimbursement policies; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S Foreign Corrupt Practices Act or other laws or regulations; consequences associated with a Corporate Integrity Agreement executed between Merit and the DOJ; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; potential for significant adverse changes in governing regulations; changes in tax laws and regulations in the United States or other jurisdictions or exposure to additional tax liabilities which may adversely affect Merit’s effective tax rate; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependence on distributors to commercialize Merit’s products in various jurisdictions outside the U.S.; failure to comply with applicable environmental laws; changes in key personnel; labor shortages and increases in labor costs; price and product competition; extreme weather events; and geopolitical events. For a further discussion of the risks and uncertainties which may affect Merit’s business, operations and financial condition, see Part I, Item 1A, “Risk Factors” in Merit’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC, Part II, Item 1A, “Risk Factors” in Merit’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC and Merit’s other filings with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.

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